Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-151413, 333-122414, 333-65034, 333-55578, 333-83233, 333-188733, 333-189145, 333-196756, and 333-197639) and in the Registration Statement on Form S-3 (No. 333-198515) of The Priceline Group Inc. of our report dated February 21, 2014 relating to the consolidated financial statements of OpenTable, Inc. and subsidiaries, appearing in the Amendment No. 1 to the Current Report on Form 8-K of The Priceline Group Inc. dated October 7, 2014.

/s/ DELOITTE & TOUCHE LLP
San Francisco, California
October 7, 2014